EXHIBIT 10.2

ADDENDUM TO

SENIOR EXECUTIVE TERMINATION BENEFITS AGREEMENT

THIS _________ ADDENDUM TO SENIOR EXECUTIVE TERMINATION BENEFITS AGREEMENT (this “Addendum”) dated as of __________, 200__ is made and entered into by and between Darling International Inc., a Delaware corporation (the “Company”), and ____________ (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Company and the Executive entered into that certain Senior Executive Termination Benefits Agreement dated as of __________, 200__ (the “Agreement”); and

WHEREAS, the Agreement terminates on __________, 200__; and

WHEREAS, the Company and Executive desire to extend the term of the Agreement for an additional one year period;

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive do hereby agree to the following:

A G R E E M E N T:

1.       Amendment of Termination Date.  The termination date set forth in Section 9 of the Agreement shall be extended by a period of one year so that the Agreement shall now terminate on __________, 200__.

2.       Defined Terms.  Capitalized terms used but not defined in this Addendum shall have the same meanings assigned to them in the Agreement.

3.       No Other Amendment.  Only the termination provision of the Agreement has been modified and extended by this Addendum.  All other terms and conditions of the Agreement are ratified and remain in full force and effect.

IN WITNESS WHEREOF, the Company and the Executive have executed this Addendum on the dates set forth below.

COMPANY:	EXECUTIVE:

DARLING INTERNATIONAL INC.

By:
Name:		[Name of Executive]
Title:

Date of Signing:	Date of Signing: